Exhibit 10.14

SHENANDOAH TELEPHONE COMPANY

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

Effective December 31, 2006

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

TABLE OF CONTENTS

INTRODUCTION	1
ARTICLE I DEFINITIONS	2
1.01. Actuarial Equivalent	2
1.02. Accrued Benefit	2
1.03. Affiliate	2
1.04. Applicable Percentage	2
1.05. Beneficiary	2
1.06. Board	3
1.07. Committee	3
1.08. Company	3
1.09. Compensation	3
1.10. Credited Service	3
1.11. Early Retirement Date	3
1.12. Employee	3
1.13. Final Compensation	3
1.14. Hour of Service	3
1.15. Normal Retirement Date	4
1.16. Participant	4
1.17. Plan Year	4
1.18. Regular Retirement Plan	4
1.19. Surviving Spouse	4
ARTICLE II PARTICIPATION	5
ARTICLE III RETIREMENT BENEFITS	6
3.01. Normal Retirement Benefit	6
3.02. Early Retirement Benefit	6
3.03. Deferred Retirement Benefit	6
3.04. Pre-Retirement Death Benefit	6
3.05. Post-Retirement Death Benefit	7
3.06. Forfeiture of Benefit	7
3.07. Optional Forms of Retirement Payments	7
3.08. Enhanced Retirement Benefit	9
3.09. Distributions to Specified Employees	10
ARTICLE IV ADMINISTRATION OF THE PLAN	11
4.01. Administrative Rules	11
4.02. Claims Procedure	11

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Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE V AMENDMENTS AND TERMINATION	13
ARTICLE VI MISCELLANEOUS	14
6.01. No Guarantee of Employment	14
6.02. Liability	14
6.03. Nonassignability	14
6.04. Construction	14
6.05. Governing Law	14
SIGNATURE PAGE	15

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Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

INTRODUCTION

Effective May 12, 2003, the Board of Directors of Shenandoah Telephone Company (the “Company”) adopted this Executive Supplemental Retirement Plan (the “Plan”) for selected key employees who are Participants in the Shenandoah Telephone Company Retirement Plan (such plan hereinafter referred to as “the Regular Retirement Plan”).

The purpose of this Plan is to provide retirement benefits in addition to those provided under the Regular Retirement Plan. The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent.

On December 22, 2006, the Company amended the Plan to include a lump-sum distribution option and to allow Participants to elect, by no later than December 31, 2006, the form of payment with respect to benefits payable in 2007, consistent with guidance issued under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Effective December 31, 2006, the Company amended and restated the Plan (i) to comply with Code section 409A, in accordance with proposed regulations promulgated thereunder, (ii) to provide for an enhanced early retirement benefit, and (iii) to clarify that the lump-sum distribution option added to the Plan by the December 22, 2006, amendment is intended to apply only to participants who receive the enhanced early retirement benefit. Although this amended and restated Plan document is effective as of December 31, 2006, the amendments required by Code section 409A are effective as of January 1, 2005.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE I

DEFINITIONS

The terms used herein shall have the meanings set forth in Article I of the Shenandoah Telephone Company Retirement Plan (the “Regular Retirement Plan”) except as modified below or otherwise provided in this document.

1.01.	Actuarial Equivalent

Actuarial Equivalent means, when used in reference to any form of benefit, a form of benefit which has the same value as the referenced benefit based on actuarial assumptions and methods employed in determining actuarial equivalence under the Regular Retirement Plan.

1.02.	Accrued Benefit

Accrued Benefit means, on any given date, a monthly benefit for the life of a Participant determined as follows:

(1)   the Applicable Percentage of the Participant’s Final Compensation; less

(2)   the accrued monthly benefit payable at age 65 to the Participant under the Regular Retirement Plan on that date; less

(3)   the Participant’s estimated monthly Primary Social Security Benefit payable at age 65.

1.03.	Affiliate

Affiliate means any corporation which, when considered with the Company, would constitute, a controlled group of corporations within the meaning of Code section 1563(a) determined without reference to Code section 1563(a)(4) and 1563(e)(3)(C).

1.04.	Applicable Percentage

Applicable Percentage means 50% for Participants with 20 years or less of Credited Service. The Applicable Percentage is increased by 1% for each additional year of Credited Service up to a maximum of 70% with 40 years of Credited Service. Notwithstanding the preceding, for purposes of determining the Applicable Percentage, Credited Service shall not take into account any service after December 31, 2006.

1.05.	Beneficiary

Beneficiary means any person designated by a Participant to receive such benefits as may become payable under the Plan after the death of the Participant.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

1.06.	Board

Board means the Board of Directors of the Company.

1.07.	Committee

Committee means the committee appointed by the Board to administer the Plan.

1.08.	Company

Company means the Shenandoah Telephone Company.

1.09.	Compensation

Compensation means the taxable earnings paid in cash by the Company to the Participant, plus amounts deferred under Code section 401(k) and amounts of earnings that are reduced under Code section 125 pursuant to the Participant’s salary reduction agreement.

1.10.	Credited Service

Credited Service means credited service as defined in the Regular Retirement Plan.

1.11.	Early Retirement Date

Early Retirement Date means the first day of the month coinciding with or next following the month in which the Participant attains age sixty (60) and completes ten (10) years of Credited Service.

1.12.	Employee

Employee means an employee of the Company or an Affiliate of the Company.

1.13.	Final Compensation

Final Compensation means, as of the date of determination, one-twelfth (1/12th) of the Participant’s total Compensation for the twelve consecutive months immediately preceding the earlier of the date of determination, or December 31, 2006.

1.14.	Hour of Service

Hour of Service means hour of service as defined in the Regular Retirement Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

1.15.	Normal Retirement Date

Normal Retirement Date means the first day of the month coinciding with or next following the month in which the Participant attains age sixty-five (65) and completes ten (10) years of credited service with the Company.

1.16.	Participant

Participant means an Employee who becomes a Participant in the Plan pursuant to Plan Article II hereof.

1.17.	Plan Year

Plan Year means each 12-month period beginning on January 1 and ending on December 31.

1.18.	Regular Retirement Plan

Regular Retirement Plan means the Shenandoah Telephone Company Retirement Plan as amended for the applicable time.

1.19.	Surviving Spouse

Surviving Spouse means the person to whom the Participant is legally married on the Participant’s date of death.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE II

PARTICIPATION

(a)        Any Employee who is selected by the Board to participate in the Plan and whose participation is approved in writing by a resolution adopted by the Board will become a Participant.

(b)        A Participant shall cease to be a Participant in the Plan if his employment terminates prior to his Early Retirement Date, upon the Participant’s death or when his Accrued Benefit under the Plan is paid in full.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE III

RETIREMENT BENEFITS

3.01.	Normal Retirement Benefit

A Participant who retires on his Normal Retirement Date shall be entitled to receive his Accrued Benefit as of his Normal Retirement Date. Except as provided in section 3.09, the monthly retirement benefit shall be paid or begin to be paid on the first day of the month after the month in which the Participant retires and, except as provided in section 3.07, shall continue until the month in which the Participant dies.

3.02.	Early Retirement Benefit

A Participant who retires on or after his Early Retirement Date but before his Normal Retirement Date shall be entitled to receive his Accrued Benefit as of the date he retires, reduced by five-ninths of one percent (5/9%) for each of the first 60 months and five-eighteenths of one percent (5/18%) for each of the next 60 months by which the Participant’s date of retirement precedes his Normal Retirement Date. Except as provided in section 3.09, the monthly retirement benefit shall be paid or begin to be paid on the first day of the month after the month in which the Participant retires and, except as provided in section 3.07, shall continue until the month in which the Participant dies.

3.03.	Deferred Retirement Benefit

A Participant who retires on his Deferred Retirement Date shall be entitled to receive his Accrued Benefit as of his Deferred Retirement Date. Except as provided in section 3.09, the monthly retirement benefit shall be paid or begin to be paid on the first day of the month after the month in which the Participant retires and, except as provided in section 3.07, shall continue until the month in which the Participant dies.

3.04.	Pre-Retirement Death Benefit

(a)        If a Participant dies while in the Company’s employ, and on or after either (i) completing fifteen (15) years of Credited Service, or (ii) his Early Retirement Date, there shall be payable to the Surviving Spouse the monthly retirement allowance that would have been payable to the Surviving Spouse if the Participant had retired on the day before his death, elected to receive his Accrued Benefit as a joint and 50% survivor annuity (Option 3 in section 3.07) and died one day later.

(b)        The monthly retirement allowance payable to the Surviving Spouse shall begin on the first day of the month after the month of the Participant’s death and shall continue until the month in which the Surviving Spouse dies.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

3.05.	Post-Retirement Death Benefit

Upon the death of a Participant who is receiving benefits under the Plan, his Surviving Spouse or Beneficiary shall be entitled to receive the monthly retirement allowance, if any, payable under the form of benefit in which the Participant was receiving the benefit prior to his death.

3.06.	Forfeiture of Benefit

Except as provided in section 3.04, a Participant forfeits his Accrued Benefit if his employment is terminated for any reason prior to his Early Retirement Date.

3.07.	Optional Forms of Retirement Payments

Each Participant shall have the right to make a written election, subject to the approval of the Committee, to have his retirement allowance under Plan section 3.01, 3.02 or 3.03 paid under one of the options set forth in this Plan section, except that Option 6 shall be limited to Participants eligible to receive an enhanced retirement benefit under section 3.08. The optional forms of benefit set forth in this Plan section shall be the Actuarial Equivalent of the benefit payable under Plan section 3.01, 3.02 or 3.03.

OPTION 1. TEN YEARS CERTAIN AND CONTINUOUS OPTION

A Participant may elect to receive a reduced retirement allowance during his lifetime and, upon his death after retirement but before 120 monthly retirement allowance payments have fallen due, such reduced retirement allowance shall be continued to his designated Beneficiary until the remainder of such 120 monthly payments have been made. If the designated Beneficiary is not living at the death of the Participant, the Actuarial Equivalent of the remaining guaranteed payments shall be paid in a lump sum to the estate of the Participant or to such members of the Participant’s family as the Committee in its sole discretion shall designate. If payments are continued to the Beneficiary and the Beneficiary should then die before a combined total of 120 monthly payments have been made to the Participant and the Beneficiary, the Actuarial Equivalent of the remaining guaranteed payments shall be paid in a lump sum to the estate of the Beneficiary.

OPTION 2. FIFTEEN YEARS CERTAIN AND CONTINUOUS OPTION

A Participant may elect to receive a reduced retirement allowance during his lifetime and, upon his death after retirement but before 180 monthly retirement allowance payments have fallen due, such reduced retirement allowance shall be continued to his designated Beneficiary until the remainder of such 180 monthly payments have been made. If the designated Beneficiary is not living at the death of the Participant, the Actuarial Equivalent of the remaining guaranteed payments shall be paid in a lump sum to the estate of the Participant or to such members of the Participant’s family as the Committee

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

in its sole discretion shall designate. If payments are continued to the Beneficiary and the Beneficiary should then die before a combined total of 180 monthly payments have been made to the Participant and the Beneficiary, the Actuarial Equivalent of the remaining guaranteed payments shall be paid in a lump sum to the estate of the Beneficiary.

OPTION 3. JOINT AND 50% SURVIVOR ANNUITY

A Participant may elect to receive a reduced retirement allowance during his lifetime and, upon his death after retirement, a monthly benefit shall be paid to his Surviving Spouse, if any, equal to 50% of the monthly annuity payable to the Participant during his lifetime. The Surviving Spouse’s benefit shall be payable beginning with the month following the Participant’s death and shall continue to be paid to the Surviving Spouse during the Surviving Spouse’s lifetime.

OPTION 4. JOINT AND 75% SURVIVOR ANNUITY

A Participant may elect to receive a reduced retirement allowance during his lifetime and, upon his death after retirement, a monthly benefit shall be paid to his Surviving Spouse, if any, equal to 75% of the monthly annuity payable to the Participant during his lifetime. The Surviving Spouse’s benefit shall be payable beginning with the month following the Participant’s death and shall continue to be paid to the Surviving Spouse during the Surviving Spouse’s lifetime.

OPTION 5. JOINT AND 100% SURVIVOR ANNUITY

A Participant may elect to receive a reduced retirement allowance during his lifetime and, upon his death after retirement, a monthly benefit shall be paid to his Surviving Spouse, if any, equal to the monthly annuity payable to the Participant during his lifetime. The Surviving Spouse’s benefit shall be payable beginning with the months following the Participant’s death and shall continue to be paid to the Surviving Spouse during the Surviving Spouse’s lifetime.

OPTION 6. LUMP SUM PAYMENT

A Participant who is eligible to receive an enhanced retirement benefit under section 3.08 may elect to receive his retirement allowance as a single lump sum payment.

Consistent with Code section 409A and guidance issued thereunder, a Participant may elect, no later than December 31, 2006, to receive his retirement allowance under one of the optional forms of benefit described in this section 3.07; provided however, that the Participant’s election may not (i) postpone until 2007 or a later year the payment of a Plan benefit that otherwise would have been payable in the year in which the election is made or (ii) accelerate to the year in which the election is made the payment of a Plan benefit that otherwise would have been payable in 2007 or a later year. An election under the preceding sentence must be in

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

writing and submitted in the manner prescribed by the Committee. If the Participant does not elect an optional form of payment by the required date, then a benefit payable in 2007 or a later year will be paid as a joint and 50% survivor annuity (Option 3) if the Participant is married on the date of his retirement or, if he is not married on that date, in the manner described in sections 3.01, 3.02, and 3.03 (i.e., as a single life annuity).

3.08.	Enhanced Retirement Benefit

(a)        Notwithstanding anything in the Plan to the contrary, the retirement allowance payable under the Plan shall be computed with additional years of age and additional years of Credited Service as provided in subsection 3.08(b) if (i) the Participant is described in subsection 3.08(c), (ii) the Participant elects to retire as provided in subsection 3.08(d), (iii) the Participant actually retires as provided in subsection 3.08(e) and (iv) the Participant executes a release as provided in subsection 3.08(f).

(b)        If the requirements of this section 3.08 are satisfied, the Participant’s retirement allowance and the Participant’s rights under the Plan shall be determined as if the Participant’s age on his date of retirement is the lesser of (i) the sum of (x) the Participant’s actual age plus (y) five years or (ii) age 65. If the requirements of this section 3.08 are satisfied, the Participant’s retirement allowance and the Participant’s rights under the Plan shall be determined as if the Participant’s years of Credited Service equal the sum of the Participant’s years of Credited Service on his date of retirement plus the lesser of (i) five years of Credited Service or (ii) the number of years of Credited Service that the Participant would earn if he continued employment from his date of retirement until his sixty-fifth birthday. The adjusted age and Credited Service awarded under this subsection 3.08(b) shall be taken into account for purposes of determining whether the Participant is described in subsection 3.08(c), for purposes of determining whether the Participant retires on his Normal Retirement Date or Early Retirement Date, for purposes of calculating the Participant’s Accrued Benefit and for purposes of calculating the benefit reduction under section 3.02.

(c)        A Participant is described in this subsection 3.08(c) if, as of the date of his retirement, the Participant has attained age 55 and has completed 10 years of Credited Service. For purposes of this subsection 3.08(c), the Participant’s age and Credited Service shall include any age and Credited Service that will be awarded under subsection 3.08(b) if the requirements of this section 3.08 are satisfied.

(d)        The age and Credited Service awarded under subsection 3.08(b) shall be credited to a Participant described in subsection 3.08(c) only if such Participant elects, on or after December 8, 2006, and no later than January 23, 2007, to retire from the service of the Company and its Affiliates. The Participant’s election must be made in accordance with procedures established by the Committee.

(e)        The age and Credited Service awarded under subsection 3.08(b) shall be credited to a Participant described in subsection 3.08(c) only if such Participant satisfies the requirements

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

of subsection 3.08(d) and actually retires from the service of the Company and its Affiliates on a date acceptable to the Company and no later than April 30, 2007.

(f)         As a condition to receiving an enhanced retirement allowance and other rights under this section 3.08, the Participant must execute a release and waiver of claims, in a form prescribed by the Company. The requirement of this subsection 3.08(f) is satisfied on the date that such executed release becomes effective and irrevocable by the Participant.

3.09.	Distributions to Specified Employees

Notwithstanding Plan sections 3.01, 3.02, 3.03, or 3.08, in the case of a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i), a distribution under the Plan on account of a termination of employment for a reason other than the Participant’s death or because the Participant is “disabled” within the meaning of Code section 409A(a)(2)(C), shall commence on the first day of the seventh month beginning after the Participant’s termination. Payments to which the specified employee would otherwise be entitled during the first six months following termination shall be accumulated (without interest or other adjustment) and paid as of the first day of the seventh month beginning after the month in which the Participant terminates.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01.	Administrative Rules

The Company reserves the right to adopt any rules for the administration and application of the Plan as necessary which are not inconsistent with the express terms hereof, to amend or revoke any such rule, and to interpret the Plan and any rules adopted pursuant to this Plan Article. All actions taken and all determinations made by the Company in good faith shall be final and binding upon all Participants, beneficiaries, or other persons interested in the Plan.

4.02.	Claims Procedure

(a)        All claims for benefits under the Plan shall be submitted to the Committee or such person as the Committee may designate in writing who shall have the initial responsibility for determining the eligibility of any claim for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such claimant believes to be sufficient to entitle him to the benefit claimed.

(b)        In the event a claim for benefits is denied the claimant shall be notified in writing or by electronic mail within ninety (90) days after the claim is submitted. The notice shall be written in a manner calculated to be understood by the claimant and shall include:

(1)        The specific reason or reasons for the denial;

(2)        Specific references to the pertinent Plan provisions on which the denial is based;

(3)        A description of any additional material or information necessary for the claimant to perfect the claim and an explanation why such material or information is necessary; and

(4)        An explanation of the Plan’s claim review procedures and time limits applicable to such procedures, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90 day period. In no event shall the extension exceed 90 days.

(c)        In the event a claim for benefits is wholly or partly denied, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial to the Committee within 60 days of the receipt of written notice of the denial. In pursuing the appeal the claimant or his duly authorized representative:

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

(1)        may request in writing that the Committee review the denial, taking into account all comments, documents, records and information submitted by the claimant relating to the claim without regard to whether the information was submitted or considered in the initial benefit determination;

(2)        upon request, and free of charge, may review or receive copies of documents and records relevant to the claim for benefits; and

(3)        may submit documents, records and written issues relating to the claim.

The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE V

AMENDMENTS AND TERMINATION

The Company hopes and expects to continue the Plan indefinitely, but reserves the right, by resolution of the Board or any executive committee of the Board, to amend, modify, or terminate the Plan at any time and for any reason by a majority vote of its members, by unanimous consent in lieu of a meeting or in any other manner applicable under state law; provided, however, that no amendment or termination of the Plan shall cause a distribution of benefits in violation of Code section 409A. In addition, the Board or the executive committee of the Board may delegate to an appropriate officer, or officers of the Company, or committee, may delegate to the all or part of the authority to amend or terminate the Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

ARTICLE VI

MISCELLANEOUS

6.01.	No Guarantee of Employment

The Plan does not in any way limit the right of the Company or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an officer of the Company or an Affiliate. In no event shall the Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Company or an Affiliate and a Participant.

6.02.	Liability

A Participant’s right to a benefit under the Plan shall be solely that of an unsecured creditor of the Company. The source of Plan benefits pursuant to the Plan shall be the general funds of the Company; no assets of the Company or its subsidiaries shall be segregated or committed to insure the Company’s or its subsidiaries’ obligations hereunder. No officer, director, or stockholder of the Company or its subsidiaries shall be individually liable therefore, or on account of any claim arising by reason of the provisions of this Plan or of any instrument or instruments implementing the provisions or purposes hereof.

6.03.	Nonassignability

The rights, interests, and benefits of a Participant (or beneficiary thereof) in this Plan shall not be subject to assignment, anticipation, transfer, pledge, hypothecation or other transfer, and such rights, interests and benefits shall not be liable for the debts, contracts, or engagements of a Participant (or beneficiary thereof), or otherwise subject to execution, attachment, garnishment, or similar process.

6.04.	Construction

Headings are given for ease of reference and must be disregarded in interpreting the Plan. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

6.05.	Governing Law

This Plan shall be governed by the laws of the Commonwealth of Virginia (other than its choice-of-law provisions) except to the extent that the laws of the Commonwealth of Virginia are preempted by the laws of the United States.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective December 31, 2006

SIGNATURE PAGE

As evidence of its adoption of the restated Shenandoah Telephone Company Executive Supplemental Retirement Plan Effective December 31, 2006, the Company has caused this document to be executed by its duly authorized officer as of the 18th day of January, 2007.

SHENANDOAH TELEPHONE COMPANY

By: /s/ Christopher E. French Christopher E. French President